Exhibit 21


SUBSIDIARIES OF THE REGISTRANT                            PLACE OF INCORPORATION
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Maverick Tube International, Inc.                         Barbados

Maverick Tube L.P.                                        Delaware

Maverick Investment Corporation                           Delaware

Maverick Tube (Canada) Inc.                               Alberta

Maverick Exchangeco Ltd.                                  Nova Scotia

Prudential Steel Ltd.                                     Alberta

Prudential Industries, Inc.                               Delaware

Prudential Steel, Inc.                                    Delaware